Exhibit 10.4

Independent Management Agreement

This Management Agreement (the "Agreement") is entered Into this 2nd day of January 2008, by and between TEAM Nation Holding Corporation ("TEAM") located at 8707 Research Drive, Irvine, CA 92618 and Callfornla Counties Title Company (the "Company"), located at: 8707 Research Drive, Irvine CA 92618.

 In consideration of the mutual promised made herein, as follows:

Term of Agreement

This Agreement will become effective on the 2nd day of January 2000, and will continue for five (5) years from the date hereof unless othenivise terminated.

Services Rendered by TEAM

TEAM will be engaged, on behalf of the Company, to actively manage title operations, escrow operations, HR and accounting services and sales and marketing efforts for the Company.

Compensation

In consideration for the above identified management services, the Company agrees to pay TEAM the sum equal to $100,000 a month, plus a quarterly bonus determined and approved by the Company's board of directors. Bonuses can be paid by the 15th of the month after the conclusion of each quarter of a calendar year, or as otherwise determined by the Company's board of directors. Additionally, TEAM may choose to defer earned bonuses to a time mutually agreed upon by both parties.

Tools and Instruments

TEAM will supply all tools, equipment, and supplies required to perform the services under this Agreement.

Assignment

Neither this Agreement nor any duties or obligations under this Agreement may be assigned by TEAM or Company without the prior written consent of TEAM and Company.

Termination of Agreement

Notwithstanding any other provisions of this Agreement, either party hereto may terminate this Agreement at any time by giving five (5) days written notice to the other party.

Notices

Any notices to be given hereunder by either party to the other may be affected either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

Entire Agreement

This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the performance of services by Contractor for Company, and contains all of the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promised, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

Partial invalidity

If any provision of this Agreement is held by a court of competentjurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without belng impaired or invalidated in any way.

Governing Law

This Agreement shall be governed by and construed ln accordance with the laws of the State of California.

TEAM, by /s/ Janis Okerlind                           Date: 1/2/2008
                 Janis Okerlind, EVP

Company, by /s/ Dennis R. Duffy                   Date: 1/2/2008
                      Dennis R. Duffy, President